                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AMERISOURCE DISTRIBUTION CORPORATION", CHANGING ITS NAME FROM "AMERISOURCE DISTRIBUTION CORPORATION" TO "AMERISOURCE HEALTH CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 1995, AT 9 O'CLOCK A.M.





                                   /s/ Edward J. Freel
            [CREST APPEARS HERE]   ---------------------------------------------
                                   Edward J. Freel, Secretary of State

2178059 8100                       AUTHENTICATION:    7458067

950071670                                    DATE:    03-31-95

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                     AMERISOURCE DISTRIBUTION CORPORATION

          AmeriSource Distribution Corporation, a corporation incorporated under the name AHSC Holdings Corporation on November 14, 1988 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

          FIRST: That by meeting of the Board of Directors on February 21, 1995, a resolution was duly adopted setting forth a proposed Restated Certificate of Incorporation of the Company, attached hereto as Exhibit A, declaring said Restated Certificate of Incorporation to be advisable and calling for consideration of said proposed Restated Certificate of Incorporation by the stockholders of the Company. The resolution setting forth the Restated Certificate of Incorporation is as follows:

               RESOLVED, that the Certificate of Incorporation of the Company be restated and integrated and also further amended to read as set forth in Exhibit A attached hereto.

          SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed Restated Certificate of Incorporation was approved by the stockholders of the Company by written consent.

          THIRD: That said Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be executed by Teresa T. Ciccotelli, its Vice President, Legal Counsel and Secretary and Robert D. Gregory, its Assistant Secretary, this 28th day of March, 1995.

                                        AMERISOURCE DISTRIBUTION CORPORATION

                                        By:  /s/ Teresa T. Ciccotelli
                                             --------------------------
                                             Teresa T. Ciccotelli
                                             Vice President, Legal Counsel and
                                               Secretary


Attest:  /s/ Robert D. Gregory
         -----------------------------
         Robert D. Gregory
         Assistant Secretary

                                                                       Exhibit A

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                        AMERISOURCE HEALTH CORPORATION


    1.    Name. The name of the corporation is AmeriSource Health Corporation
          ----
(the "Corporation").

    2.    Registered Office and Agent. The address of its registered office in
          ---------------------------
the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

    3.    Purpose. The purposes for which the Corporation is formed are to
          -------
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

    4.    Authorized Capital. The aggregate number of shares of stock which the
          ------------------
Corporation shall have authority to issue is 67,000,000 shares, divided into three (3) classes consisting of 50,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"); 15,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"); and 2,000,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"). Class A Common Stock, Class B Common Stock and Class C Common Stock are collectively referred to herein as "Common Stock."

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

          (a)  CLASS A, CLASS B AND CLASS C COMMON STOCK

               Except as otherwise provided herein, all shares of Class A common Stock, Class B Common Stock and Class C Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

               (i)  Certain Definitions. As used herein, the following terms
                    -------------------
will have the meanings set forth below:

                    (A) "Accredited Investor" shall have the meaning set forth for such term in Rule 501 of Regulation D promulgated under the Securities Act, as such Regulation may be amended from time to time.

                    (B) "Brokers' Transactions" shall mean a sale of shares of Common Stock which are effected pursuant to a transaction by a broker in which such broker (i) does no more than execute the order or orders to sell the shares as agent for the person for whose account the shares are sold, and receives no more than the usual and customary broker's commission; and (ii) neither solicits nor arranges for the solicitation of customers' orders to buy the shares in anticipation of or in connection with the transaction; provided, that the
                                                       --------
foregoing shall not preclude (a) inquiries by the broker of other brokers or dealers who have indicated an interest in the shares within the preceding 60 days; (b) inquiries by the broker of his customers who have indicated an unsolicited bona fide interest in shares within the preceding 10 business days; or (c) the publication by the broker of bid and ask quotations for the shares in an inter-dealer quotation system provided that such quotations are incident to the maintenance of a bona fide inter-dealer market for the shares for the broker's own account and that the broker has published bona fide bid and ask quotations for the shares in an inter-dealer quotation system on each of at least twelve days within the preceding thirty calendar days with no more than four business days in succession without such two-way quotations.

                    (C) "Convertible Securities" shall mean evidences of indebtedness, shares of stock, options, warrants or other securities which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration of cash or property, shares of Common Stock.

                    (D) "Holdback Period" shall mean the period beginning on the day a registration statement filed under the Securities Act and relating to a Subsequent Public Offering is declared effective by the Securities and Exchange Commission (or its successor agency) and ending on the 90th day after the closing of the sale of shares pursuant to such Subsequent Public Offering.

                    (E) "Public Sale" shall mean a sale of shares of Common Stock which meets all of the following requirements: (i) the securities shall be sold in Brokers' Transactions or in transactions directly with a "market maker," as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended; (ii) the person selling the shares shall not (1) solicit or arrange for the solicitation of orders to buy the shares in anticipation of or in connection with such transactions or (2) make any payment in connection with the offer or sale of the shares to any person other than the broker who executed the order to sell the shares; and (iii) the terms of the sale of such shares to the purchaser thereof have not been privately negotiated.

                    (F) "Securities Act" shall mean the Securities Act of 1933, as amended.

                    (G) "Subsequent Public Offering" shall mean the closing of a sale in an underwritten offering, whether primary or secondary, of any shares of Common Stock or Convertible Securities, pursuant to an effective registration statement under the Securities Act (other than a Unit Offering, a registration statement on Forms S-8 or S-4 or any successor forms or any other registration statement relating to a special offering to employees or security holders), unless such Common Stock or Convertible Securities that are the subject of such registration statement are subject to restrictions substantially similar to the restrictions with respect to Class C Common Stock set forth herein.

                    (H) "Transfer" shall mean the transfer, sale, assignment, pledge, hypothecation or other disposition or encumbrance of shares of Common Stock.

                    (I) "Transfer Restriction Termination Date" means the 90th day after the closing of the first Subsequent Public Offering to occur after the completion of the public offering of Class C Common Stock contemplated by the Corporation's Registration Statement No. 33-27835 filed with the Securities and Exchange Commission under the Securities Act.

                    (J) "Unit Offering" shall mean a public offering of a combination of debt and equity securities of the Corporation and/or its subsidiaries in which not more than 10% of the gross proceeds received by the Corporation and its subsidiaries from the sale of such securities is attributable to such equity securities; provided that after giving effect to
                                        --------
such offering, the Corporation does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

               (iii) Dividends.  Holders of Common Stock will be entitled to
                     ---------
receive such dividends as may be declared by the Board of Directors; provided
                                                                     --------
that if dividends are declared which are payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, dividends will be declared which are payable at the same rate on each other class of Common Stock and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock, and the dividends payable in shares of Class C Common Stock will be payable to holders of Class C Common Stock.

               (iii) Conversion.
                     ----------

                    (A)  Class A Common Stock and Class B Common Stock.  Each
                         ---------------------------------------------
record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock (but only to the extent that such record holder of Class A Common Stock shall be deemed to be required to convert such Class A Common Stock into Class B Common Stock pursuant to applicable law), and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the time of conversion of shares of
              --------  -------
Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which he would hold after giving effect to such conversion.

                    Each conversion of shares of Class A Common Stock into shares of Class B Common Stock, or shares of Class B Common Stock into shares of Class A Common Stock, as the case may be, will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby. Promptly after such surrender and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common

Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

                    (B)  Class C Common Stock.  A share of Class C Common Stock
                         --------------------
will automatically be converted into a share of Class A Common Stock (i) immediately prior to its sale in a Subsequent Public Offering; or (ii) at such time as such share of Class C Common Stock has been sold in a Public Sale after a Subsequent Public Offering, and in compliance with the maximum quantity limitations as set forth in paragraph 4(a)(iv)(C) hereof, if such maximum quantity limitations remain in effect. On the date of such automatic conversion, all rights with respect to the Class C Common Stock so converted will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for an equal number of shares of Class A Common Stock.

                    As soon as practical after the date of such automatic conversion, the holder of shares of Class C Common Stock so converted shall surrender to the Corporation the certificate or certificates representing the shares so converted, and thereafter the Corporation shall cause to be issued and delivered to such holder a certificate for the number of shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof. All certificates evidencing shares of Class C Common Stock which are automatically converted into Class A Common Stock in accordance with the provisions hereof shall, from and after the dates such certificates are so converted, be deemed to have been retired and cancelled and the shares of Class C Common Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates to the Corporation. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized shares of Class C Common Stock accordingly. Upon such automatic conversion of a share of Class C Common Stock into a share of Class A Common Stock, such share will no longer be subject to any of the restrictions on transfer described herein.

               (iv) Restrictions on Transfer.
                    ------------------------

                    (A)  Restrictions Prior to Transfer Restriction Termination
                         ------------------------------------------------------
Date and During Holdback Period.  Except as provided in paragraph 4(a)(iv)(B)
-------------------------------
hereof, prior to and on the Transfer Restriction Termination Date, and during any Holdback Period, a holder of shares of Class C Common Stock may not effect a Transfer of such shares, unless (1) the transferee is an Accredited Investor,
(2) the Transfer under consideration is a privately negotiated transaction and
(3) the number of shares of Class C Common Stock subject to the transfer is not less than the lesser of (i) 2,500 shares or (ii) all shares of Class C Common Stock held by such holder. The minimum number of shares set forth in the previous sentence shall be appropriately adjusted in the event of a stock split, reverse stock split, stock dividend or similar transaction by the Corporation.

                    (B)  Certain Exceptions.  A Transfer of shares of Class C
                         --------------------
Common Stock may be effected without regard to the provisions of paragraph 4(a)
(iv)(A) hereof under the following circumstances:

                         (1)  If the holder of shares of Class C Common Stock is
a natural person, pursuant to will or the laws of descent and distribution;

                         (2)  If the holder of shares of Class C Common Stock is
not a natural person, pursuant to a merger of such holder into, consolidation of such holder with, or sale of all or substantially all of the assets of such holder to, another entity;

                         (3)  If the holder of shares of Class C Common Stock is
not a natural person, pursuant to the liquidation or dissolution (voluntary or involuntary) or winding up of such holder; or

                         (4)  In order to enable the holder to exchange or
transfer shares of Class C Common Stock in connection with a merger of the Corporation into, or the consolidation of the Corporation with, a corporation (other than a subsidiary of the Corporation) where such other corporation survives the merger.

                    (C)  Restrictions After Transfer Restriction Termination
                         ---------------------------------------------------
Date.  Except during a Holdback Period, after the Transfer Restriction Date,
----
a holder of shares of Class C Common Stock may transfer such shares free of any restrictions on transfer contained herein; provided, that for a
                                           --------
                                      -6-
period of 270 days after the Transfer Restriction Termination Date, the number of shares of Class C Common Stock sold publicly in brokers' transactions (within the meaning of Section 4(4) of the Securities Act) by such holder and its affiliates, together with the number of shares of Common Stock sold publicly in such brokers' transactions by such holder and its affiliates within the preceding three months, shall not exceed the greater of (i) one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Corporation, or (ii) the average weekly reported volume of trading in Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of such transfer. The calculation of the number of shares set forth in the preceding sentence shall be made as if a paragraph (e)(3)(i) through paragraph (e)(3)(v) of Rule 144 under the Securities Act (as in effect on September 14, 1989) were applicable.

               (D) Effect of Restrictions; Legends.
                   -------------------------------

                    (1) Any purported Transfer in violation of the terms set forth herein shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Corporation. Before the Corporation registers a Transfer of Class C Common Stock on its stock record books, it may require proof, satisfactory to the Corporation, that the Transfer complies with the restrictions on Transfer contained herein. The Corporation shall, in its sole discretion, be entitled to resolve any and all disputes relating to compliance with the restrictions on Transfer set forth herein, including, but not limited to, the conversion of shares of Class C Common Stock into shares of Class A Common Stock under paragraph (4)(a)(iii)(B) hereof.

                    (2) Certificates representing shares of Class C Common Stock will bear a legend indicating that such shares are subject to the restrictions on transfer set forth herein.

               (v)  Transfers.  The Corporation will not close its books against
                    ---------
the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other Class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

               (vi) Subdivision and Combinations of Shares.  If the Corporation
                    --------------------------------------
in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other classes of Common Stock will be proportionately subdivided or combined.

               (vii) Reservation of Shares for Conversion.  So long as any
                     ------------------------------------
shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock (or any shares of Class A Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

               (viii) Distribution of Assets.  In the event of the voluntary or
                      ----------------------
involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

               (ix) Voting Rights.  The holders of Class A Common Stock shall
                    -------------
have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of Class B Common Stock and Class C Common Stock shall have no voting rights.

               (x) Merger, etc.  In connection with any merger, consolidation,
                   -----------
or recapitalization in which holders of Class A Common Stock generally receive, or are given, the opportunity to receive, consideration for their shares (a) all holders of Class B Common Stock and Class C Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock and (b) holders of Class B Common Stock and Class C Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.

     5.   Incorporator.  The name and mailing address of the incorporator are as
          ------------
follows:

          Name                     Mailing Address
          ----                     ---------------

          Cathyann Bixby           4000 Bell Atlantic Tower
                                   1717 Arch Street
                                   Philadelphia, PA  19103

     6.   Term.  The corporation is to have perpetual existence.
          ----

     7.   Bylaws.  The bylaws of the Corporation may be altered, amended or
          ------
repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the outstanding stock entitled to vote.

     8.   Election of Directors.  Election of directors need not be by written
          ---------------------
ballot unless the bylaws of the Corporation shall so provide.

     9.   Right to Amend.  The Corporation reserves the right to amend the
          --------------
provisions in this certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

     10.  Limitation on Liability.  The directors of the Corporation shall be
          -----------------------
entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 10 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     11.  Business Combinations with Interested Stockholders.  Pursuant to
          --------------------------------------------------
Section 203(b)(3) of the General Corporation Law of Delaware, the Corporation shall not be governed by the provisions contained in Section 203(a) of the General Corporation Law of Delaware regarding restrictions on business combinations with interested stockholders.